Exhibit 10(e)

PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of December 21, 2000

UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation, UNITED RENTALS NORTHWEST, INC., an Oregon corporation, UNITED RENTALS SOUTHEAST, L.P., a Georgia limited partnership, and UNITED EQUIPMENT RENTALS GULF, L.P. a Texas limited partnership (each an “Originator” and collectively, the “Originators”), UNITED RENTALS, INC., a Delaware corporation, (“United Rentals”), as Collection Agent, and UNITED RENTALS RECEIVABLES LLC I, a Delaware limited liability company (the “Buyer”), agree as follows:

PRELIMINARY STATEMENTS

(1)  Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

(2)  Each Originator has Receivables that it wishes to sell to the Buyer, and the Buyer is prepared to purchase such Receivables on the terms set forth herein.

(3)  Each Originator may also wish to contribute Receivables to the capital of the Buyer on the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.00    Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adverse Claim” means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Business Day” means any day on which banks are not authorized or required to close in New York City.

“Collateral” shall have the meaning set forth in Section 5.02 of this Agreement.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

“Collections” means, with respect to any Receivable, (a) all funds which are received by the Originators or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections received as a result of a repurchase pursuant to Section 2.05 and (c) all other proceeds of such Receivable.

“Contract” means an agreement between an Originator and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices approved by the Buyer, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

“Contributed Receivable” has the meaning specified in Section 2.03.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Originators in effect on the date of this Agreement applicable to the Receivables, as modified in compliance with this Agreement.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Deferred Purchase Price” means unsecured loans made by the Originators to the Buyer to enable the Buyer to acquire Purchased Receivables, which loans will bear interest at a rate agreed upon by the parties hereto and will be due and payable one year after the Facility Termination Date.

“Dilution” means, with respect to any Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any rebate, sales allowance, cash discount or other adjustment or setoff.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Event of Termination” has the meaning specified in Section 7.01.

“Facility Termination Date” means the earlier of (i) the date of termination of the facility pursuant to Section 7.01 and (ii) the date which the Originator designates by at least two Business Days’ notice to the Buyer.

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 8.01.

“Lock-Box Account” means one or more accounts, under the exclusive ownership and control of United Receivables-II (or its assignees or designees), maintained at a bank or other financial institution for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement among United Rentals, United Receivables-II (or its assignees or designees) and any Lock-Box Bank.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

“Obligor” means, with respect to any Receivable, a Person obligated to make payments to an Originator pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Purchase Date” means the date of each purchase of Receivables under this Agreement.

“Purchased Receivable” means any Receivable which, pursuant to Article II has been identified as a Purchased Receivable and purchased by the Buyer.

“Receivable” means the indebtedness of any Obligor resulting from the provision or sale of merchandise, insurance or services to such Obligor by an Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto, payment for which has been directed to the Lock-Box Accounts listed in Annex B hereto.

“Receivables Agreement” means that certain Receivables Purchase Agreement, dated as of the date hereof, among United Receivables-II, as seller, Atlantic Asset Securitization Corp., as purchaser, certain banks, Credit Lyonnais New York Branch, as agent, and United Rentals, as collection agent, as amended or restated from time to time.

“Related Security” means with respect to any Receivable:

(i) all of the Originator’s interest in any merchandise (excluding any returned merchandise with respect to a Receivable which has been repurchased pursuant to Section 2.05 of this Agreement) relating to any sale giving rise to such Receivable;

(ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(iv) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Settlement Date” means such day or days each month as are selected from time to time by the Buyer or its designee in a written notice to the Collection Agent.

“SPV Purchase Agreement” means the Purchase and Contribution Agreement, dated the date of the Agreement, between the Buyer, as seller, and United Receivables-II, as purchaser, as the same may be amended, modified or restated from time to time.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

“Transferred Receivable” means a Purchased Receivable or a Contributed Receivable.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“United (NA)” means United Rentals (North America), Inc. a Delaware corporation, and its successors and permitted assigns.

“United Receivables-II” means United Rental Receivables LLC II, a Delaware limited liability company, and its successors and permitted assigns.

“United Rentals” means United Rentals, Inc. and its successors and permitted assigns.

SECTION 1.02.00    Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

ARTICLE II

AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

SECTION 2.01.00    Facility.

On the terms and conditions hereinafter set forth and without recourse (except to the extent as is specifically provided herein), the Originators agree to sell and the Buyer agrees to purchase Receivables of the Originators from time to time during the period from the date hereof to the Facility Termination Date.

SECTION 2.02.00    Making Purchases.

(a) Purchases. On the date of the initial purchase hereunder, the Originators shall sell, transfer, assign and convey to the Buyer all Receivables owned by the Originators as of the close of business on the Business Day immediately preceding such Purchase Date. Each Originator shall, on each Business Day occurring thereafter prior to the Facility Termination Date, sell, transfer, assign and convey to the Buyer all Receivables owned by such Originator as of the close of business on the immediately preceding Business Day. On each Purchase Date, the Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, pay the purchase price for such purchase by (i) deposit of such amount in same day funds to the account designated by each Originator and/or (ii) Deferred Purchase Price equal to such amount.

(b) Determination of Purchase Price. The purchase price for the Receivables that are the subject of any purchase hereunder shall be determined on or prior to the date of such purchase, and shall be equal to the Outstanding Balance of such Receivables, minus a discount for such purchase determined by agreement of the parties.

(c) Ownership of Receivables and Related Security. On each Purchase Date, after giving effect to each purchase, the Buyer shall own the Purchased Receivables. The purchase of any Receivable shall include all Related Security with respect to such Receivable and all Collections with respect thereto and other proceeds of such Receivable and Related Security.

SECTION 2.03.00    Contributions.

United (NA) may from time to time at its option, by notice to the Buyer, identify Receivables which it proposes to contribute to the Buyer as a capital contribution. Such Receivables shall be identified by reference to a report prepared by United (NA). On the date of each such contribution and after giving effect thereto, the Buyer shall own the Receivables so identified and contributed (collectively, the “Contributed Receivables”) and all Related Security with respect thereto.

SECTION 2.04.00    Collections.

(a) Unless otherwise agreed, the Collection Agent shall, on each Settlement Date, deposit into an account of the Buyer or the Buyer’s assignee all Collections of Transferred Receivables then held by the Collection Agent.

(b) In the event that an Originator believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Buyer or the Buyer’s assignee, such Originator shall so advise the Buyer and, on the Business Day following such identification, the Buyer shall remit, or shall cause to be remitted, to such Originator all Collections so deposited which are identified, to the Buyer’s satisfaction, to be Collections of Receivables which are not Transferred Receivables.

SECTION 2.05.00    Settlement Procedures.

(a) If on any day, the Outstanding Balance of any Transferred Receivable is reduced or adjusted as a result of any Dilution, or any setoff or dispute between an Originator and an Obligor due to a claim arising out of the same or any other transaction or if on any day any of the representations and warranties made by an Originator in Section 4.01(i) with respect to any Transferred Receivable is no longer true, such Originator shall repurchase such Transferred

Receivable on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. If United Rentals is not the Collection Agent, each Originator shall pay to the Collection Agent on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

(b) Except as stated in subsection (a) of this Section or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

SECTION 2.06.00    Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Originators or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the account designated by the Buyer.

(b) Each Originator shall, to the extent permitted by law, pay to the Buyer interest on any amount not paid or deposited by such Originator (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the prime rate, payable on demand.

(c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01.00    Conditions Precedent to Initial Purchase from the Originators.

The initial purchase of Receivables from the Originators hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Buyer:

(a) A certificate of the Secretary or Assistant Secretary of each Originator certifying (i) copies of the resolutions of the Board of Directors of each corporate Originator and of the general partner of each limited partnership Originator, as applicable, approving this Agreement, (ii) copies of all documents evidencing other necessary corporate or limited partnership action and governmental approvals, if any, with respect to this Agreement and (iii) the names and true signatures of the officers of each Originator authorized to sign this Agreement and the other documents to be delivered by it hereunder.

(b) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of the initial purchase, naming each Originator as the debtor/seller and the Buyer as the secured party/purchaser, or other similar instruments or documents, as the Buyer may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Buyer’s ownership of and security interest in the Collateral.

(c) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Originators.

(d) Completed requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (b) above and all other effective financing statements filed in the jurisdictions referred to in subsection (b) above that name the Originators as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables or Related Security).

(e) A favorable opinion of counsel for each Originator, substantially in such form and as to such matters as the Buyer may reasonably request.

SECTION 3.02.00    Conditions Precedent to All Purchases.

Each purchase (including the initial purchase) hereunder shall be subject to the further conditions precedent that:

(a) on the date of such purchase the following statements shall be true (and each Originator, by accepting the amount of such purchase, shall be deemed to have certified that):

(i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such purchase as though made on and as of such date and

(ii) no event has occurred and is continuing, or would result from such purchase, that constitutes an Event of Termination or an Incipient Event of Termination,

(b) the Buyer shall not have delivered to the Originators a notice that the Buyer shall not make any further Purchases hereunder; and

(c) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.00    Representations and Warranties of the Originators.

Each Originator represents and warrants as follows:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b) The execution, delivery and performance by such Originator of this Agreement and the other documents to be delivered by it hereunder, including the Originator’s sale and contribution of Receivables hereunder, (i) are within the Originator’s corporate or limited partnership powers, (ii) have been duly authorized by all necessary corporate or limited partnership action, (iii) do not contravene (1) the Originator’s charter or by-laws or limited partnership agreement, (2) any law, rule or regulation applicable to the Originator, (3) any contractual or limited partnership agreement restriction binding on or affecting the Originator or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Originator or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of the Originator’s interest in the Transferred Receivables pursuant to this Agreement); and no transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law. This Agreement has been duly executed and delivered by a duly authorized officer of the Originator.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other document to be delivered hereunder, except for the filing of UCC financing statements which are referred to herein.

(d) This Agreement constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Sales and contributions made pursuant to this Agreement will constitute a valid sale, transfer and assignment of the Transferred Receivables to the Buyer, enforceable against creditors of, and purchasers from, the Originator. The Originator shall have no remaining property interest in any Transferred Receivable.

(f) The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been furnished to the Buyer, fairly present the financial condition of United Rentals and its Subsidiaries as at such date and the results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals and its Subsidiaries.

(g) There is no pending or, to the Originator’s knowledge, threatened action or proceeding affecting the Originator before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Originator or the ability of the Originator to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement; the Originator is not in default with respect to any order of any court, arbitration or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Originator.

(h) No proceeds of any purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(i) Each Transferred Receivable, together with the Related Security, is owned (prior to its sale or contribution hereunder) by the Originator free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer). When the Buyer makes a purchase or receives a contribution of a Contributed Receivable it shall acquire valid ownership of each Transferred Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer). No effective financing statement or other instrument similar in effect covering any Contract or any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Buyer relating to this Agreement and those filed pursuant to the SPV Purchase Agreement and the Receivables Agreement.

(j) Each report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Originator to the Buyer in connection with this Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Buyer at such time) as of the date so furnished.

(k) The principal place of business and chief executive office of the Originator and the office where the Originator keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

(l) The Originator is not known by and does not use any tradename or doing-business-as name.

(m) With respect to any programs used by the Originator in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent so that such new Collection Agent shall have the benefit of such programs (it being understood, however, that the Collection Agent, if other than United Rentals, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Originators).

(n) All sales, excise or other taxes with respect to the merchandise, insurance or services which are the subject of any Contract for a Receivable have been paid by the Originator when due.

ARTICLE V

COVENANTS

SECTION 5.01.00    Covenants of the Originators.

From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or have been written off as uncollectible:

(a) Compliance with Laws, Etc. Each Originator will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate or limited partnership existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of such Originator to perform its obligations under this Agreement.

(b) Offices, Records and Books of Account. Each Originator will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables (and all original documents relating thereto) at the address of the Originator set forth in Section 9.02 of this Agreement or, upon 30 days’ prior written notice to the Buyer, at any other locations in jurisdictions where all actions required by Section 5.01(k) shall have been taken and completed. Each Originator also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). Each Originator shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Buyer hereunder.

(c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Originator will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables (to the same extent as if the Transferred Receivables had not been sold or transferred), and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

(d) Sales, Liens, Etc. Except for the sales and contributions of Receivables contemplated herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

(e) Extension or Amendment of Transferred Receivables. No Originator will extend, amend or otherwise modify the terms or any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(f) Change in Business or Credit and Collection Policy. No Originator will make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of such Originator to perform its obligations under this Agreement.

(g) Deposits to Lock-Box Accounts. Each Originator will deposit, or cause to be deposited, all Collections of Transferred Receivables into Lock-Box Accounts, and no Originator will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Transferred Receivables.

(h) Marking Records. Each Originator will mark its master data processing records and, at the request of the Buyer, each Contract giving rise to Purchased Receivables and all other relevant records evidencing the Receivables which are the subject of each purchase with a legend, acceptable to the Buyer, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement.

(i) Reporting Requirements. United Rentals will provide to the Buyer the following:

(i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of United Rentals and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals;

(ii) as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants acceptable to the Buyer or its designee;

(iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer or treasurer of United Rentals setting forth details of such Event of Termination or Incipient Event of Termination and the action that applicable Originator has taken and proposes to take with respect thereto;

(iv) promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v) promptly after the filing or receiving thereof, copies of all reports and notices that United Rentals or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that United Rentals or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which United Rentals or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on United Rentals and/or any such Affiliate in excess of $1,000,000;

(vi) at least ten Business Days prior to any change in any Originator’s name, a notice setting forth the new name and the effective date thereof and UCC-3 amendments to UCC-1 financing statements filed in connection with this Agreement;

(vii) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of United Rentals to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(viii) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Originators as the Buyer may from time to time reasonably request;

(ix) promptly after United Rentals obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between an Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of an Originator; (b) litigation or proceeding adversely affecting an Originator’s ability to perform its obligations under this Agreement; or (c) litigation or proceeding adversely affecting an Originator in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

(x) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of an Originator.

(j) Mergers, Etc. No Originator will merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) other than as contemplated by this Agreement to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

(k) Further Assurances.

(i) Each Originator agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Buyer or its assignee to exercise and enforce their respective rights and remedies under this Agreement. Without limiting the foregoing, each Originator will, upon the request of the Buyer or its assignee,

(x) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables;

(y) mark conspicuously each invoice in their files evidencing each Transferred Receivable with a legend, acceptable to the Buyer, evidencing that such Receivable has been sold and

(z) deliver to the Buyer copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Buyer’s computer equipment).

(ii) Each Originator authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables, the Related Security and the Collections with respect thereto without the signature of the Originator where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii) Each Originator authorizes the Buyer or its assignee to take any and all steps in the Originator’s name and on behalf of the Originator that are necessary or desirable, in the determination of the Buyer, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Originator’s name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security.

(l) Audits. Each Originator will, from time to time during regular business hours as requested by the Buyer or its assigns, permit the Buyer, or its agents, representatives or assigns

(i) to conduct periodic audits of the Transferred Receivables, the Related Security and the related books and records and collections systems of the Collection Agent (including any subcontractor) and the Originator;

(ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent (including any subcontractor) or the Originator relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts and

(iii) to visit the offices and properties of the Collection Agent (including any subcontractor) or the Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Originator’s performance hereunder or under the Contracts with any of the officers or employees of the Collection Agent or Originator having knowledge of such matters.

Upon the request of the Buyer or its designee (no more than every six months unless an Event of Termination or Incipient Event of Termination has occurred), the Originator will, at its expense, appoint independent public accountants (which may, with the consent of the Buyer or its designee, be United Rental’s regular independent public accountants), or utilize the representatives or auditors of the Buyer or its designee, to prepare and deliver to the Buyer or its designee a written report with respect to the Transferred Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Buyer or its designee.

(m) Payment of Sales Taxes. Each Originator will pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due, and will, upon the request of the Buyer, provide the Buyer with evidence of such payment.

SECTION 5.02.00    Covenant of the Originators and the Buyer.

The Originators and the Buyer have structured this Agreement with the intention that each purchase of Receivables hereunder be treated as a sale of such Receivables by the Originators to the Buyer for all purposes. The Originators and the Buyer shall record each purchase as a sale or purchase, as the case may be, on its books and records, and reflect each purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of the Originators and the Buyer, any purchase of Receivables hereunder is not characterized as a sale, the Originators shall, effective as of the date hereof, be deemed to have granted (and each Originator hereby does grant) to the Buyer a first priority security interest in and to any and all Receivables, all Related Security with respect to such Receivables and all Collections with respect thereto (the “Collateral”) to secure the repayment of all amounts advanced to the Originators hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

ARTICLE VI

ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 6.01.00    Designation and Responsibilities of Collection Agent.

(a) The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the “Collection Agent”) so designated hereunder from time to time. Until the Buyer or its designee gives notice to the Originator of the designation of a new Collection Agent, United Rentals is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Notwithstanding the foregoing, as long as an interest in the Transferred Receivables is sold pursuant to the Receivables Agreement, the servicing, administration and collection of the Transferred Receivables will be arranged for and will be subject to the terms and conditions of the Receivables Agreement and related documents. Upon the termination of the Receivables Agreement, at a time when this Agreement shall continue to be in full force and effect, the Buyer and the Originators shall incorporate, in all substantial respects, the provisions of Article IV of the Receivables Agreement or shall provide for other arrangements for the servicing, administration and collection of the Transferred Receivables.

(b) Each Originator shall deliver to the Collection Agent to hold in trust for the Originator and the Buyer in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

SECTION 6.02.00    Rights and Remedies.

(a) Each Originator will perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Originators had not sold or contributed Receivables to the Buyer and the exercise by the Buyer of its rights hereunder shall not release the Originators from any of their duties and obligations with respect to the Transferred Receivables. The Buyer shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Buyer be obligated to perform any of the obligations of the Originators thereunder.

(b) The Originators shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

(c) Each Originator hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by Buyer (whether or not from the Originator) in connection with any Transferred Receivable.

SECTION 6.03.00    Transfer of Records to Buyer.

(a) Each purchase and contribution of Receivables hereunder shall include the transfer to the Buyer of all of the Originator’s right and title to and interest in the records relating to such Receivables and shall include a license to the use of the Originator’s computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

(b) Each Originator shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of the Originator’s computer software system to access and create such records.

(c) In recognition of an Originator’s need to have access to the records transferred to the Buyer hereunder, the Buyer hereby grants to United Rentals a license to access such records in connection with any activity arising in the ordinary course of the Originator’s business or in performance of United Rentals’ duties as Collection Agent, provided that (i) United Rentals shall not disrupt or otherwise interfere with the Buyer’s use of and access to such records during such license period and (ii) each Originator consents to the assignment and delivery of the records (including any information contained therein relating to the Originator or its operations) to any assignees or transferees of the Buyer provided they agree to hold such records confidential. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or have been written off the books as uncollectible.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01.00    Events of Termination.

If any of the following events (“Events of Termination”) shall occur and be continuing:

(a) The Collection Agent (if United Rentals or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

(b) An Originator shall fail to make any payment required under Section 2.05(a) or 2.05(b); or

(c) Any representation or warranty made or deemed made by an Originator (or any of its officers) under or in connection with this Agreement or any information or report delivered by an Originator pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

(d) An Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten days after written notice thereof shall have been given to such Originator by the Buyer; or

(e) United Rentals or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) Any purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim other than the security interest created pursuant to Section 5.02 hereof; or

(g) An Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against an Originator seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or an Originator shall take any corporate or limited partnership action to authorize any of the actions set forth above in this subsection (g); or

(h) There shall have occurred any material adverse change in the business, operations, property or financial condition of an Originator since the end of its most recent fiscal quarter; or there shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables or the ability of an Originator to collect Transferred Receivables or otherwise perform its obligations under this Agreement;

then, and in any such event, the Buyer may, by notice to the Originators, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur. Upon any such declaration or designation or upon such automatic termination, the Buyer shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01.00    Indemnities by the Originators.

Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Originators hereby, jointly and severally, agree to indemnify the Buyer and its assigns and transferees (each, an “Indemnified Party”) from and against any and all claims, damages, costs, expenses, losses and liabilities (including reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the ownership of Receivables or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) credit related recourse for uncollectible Receivables or (c) any income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, arising out of or as a result of this Agreement or the ownership of Receivables or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing (but subject to the aforementioned exclusions), the Originators, jointly and severally, shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(a) any representation or warranty or statement made or deemed made by an Originator (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

(b) the failure by an Originator to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(c) the failure to vest in the Buyer absolute ownership of the Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof free and clear of any Adverse Claim;

(d) the failure of an Originator to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any purchase or contribution or at any subsequent time;

(e) without double counting for any Dilution for which a repurchase has been made under Section 2.05 of this Agreement, any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or any other credit related losses) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a purchase or contribution under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (to the extent such collection activities were performed by an Originator or any of its Affiliates acting as Collection Agent);

(f) any failure of an Originator to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable;

(g) any products liability or other claim (including any claim for unpaid sales, excise or other taxes) arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(h) the commingling of Collections of Transferred Receivables by an Originator or a designee of an Originator, as Collection Agent or otherwise, at any time with other funds of such Originator or an Affiliate of such Originator or the failure of Collections to be deposited into Lock-Box Accounts;

(i) any investigation, litigation or proceeding related to this Agreement or the ownership of Receivables, the Related Security, or Collections with respect thereto or in respect of any Receivable, Related Security or Contract;

(j) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable hereunder;

(k) any failure of an Originator to comply with its covenants contained in Section 5.01; or

(l) any claim brought by any Person other than an Indemnified Party arising from any activity by an Originator or any Affiliate of an Originator in servicing, administering or collecting any Transferred Receivable.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.00    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or consent to any departure by the Originator therefrom shall be effective unless in a writing signed by the Buyer and, in the case of any amendment, also signed by the Originators. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 9.02.00    Notices, Etc.

All notices, demands, consents, requests and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone and a hard copy shall also be sent by regular mail) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

If to the Originators:

UNITED RENTALS (NORTH AMERICA), INC.
5 Greenwich Office Park
Greenwich, CT 06830
Attention:            Elliott Mayer
Tel. No.:              (203) 618-7202
Facsimile No.:     (203) 622-4325

UNITED RENTALS NORTHWEST, INC.
5 Greenwich Office Park
Greenwich, CT 06830
Attention:            Elliott Mayer
Tel. No.:              (203) 618-7202
Facsimile No.:     (203) 622-4325

UNITED RENTALS SOUTHEAST, L.P.
5 Greenwich Office Park
Greenwich, CT 06830
Attention:            Elliott Mayer
Tel. No.:              (203) 618-7202
Facsimile No.:     (203) 622-4325

UNITED EQUIPMENT RENTALS GULF, L.P.
5 Greenwich Office Park
Greenwich, CT 06830
Attention:            Elliott Mayer
Tel. No.:              (203) 618-7202
Facsimile No.:     (203) 622-4325

If to the Buyer:

UNITED RENTALS RECEIVABLES LLC I
5 Greenwich Office Park
Greenwich, CT 06830
Attention:            Elliott Mayer
Tel. No.:              (203) 618-7202
Facsimile No.:     (203) 622-4325

If to the Collection Agent:

UNITED RENTALS, INC.
5 Greenwich Office Park
Greenwich, CT 06830
Attention:            Elliott Mayer
Tel. No.:              (203) 618-7202
Facsimile No.:     (203) 622-4325

SECTION 9.03.00 Binding Effect; Assignability.

(a)  This Agreement shall be binding upon and inure to the benefit of the Originators, the Buyer and their respective successors and assigns. In connection with any sale or assignment by the Buyer of all or a portion of the Transferred Receivables under the SPV Purchase Agreement, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Buyer under this Agreement (as if such buyer or assignee, as the case may be, were the Buyer hereunder).

(b)  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or have been written off the books of the Originators as uncollectible; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Originators pursuant to Article IV shall be continuing and shall survive any termination of this Agreement.

SECTION 9.04.00 Costs, Expenses and Taxes.

(a)  In addition to the rights of indemnification granted to the Buyer pursuant to Article VIII hereof, each Originator, jointly and severally, agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the Buyer as to its rights and remedies under this Agreement, and each Originator agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Receivables.

(b) In addition, each Originator agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and each Originator agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 9.05.00    No Proceedings.

Each Originator hereby agrees that it will not institute against the Buyer any proceeding of the type referred to in Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or have been written off the books of the Originators as uncollectible.

SECTION 9.06.00    Confidentiality.

Unless otherwise required by applicable law or banking regulation, each party hereto agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, (b) such party’s legal counsel and auditors and the Buyer’s assignees, if they agree in each case to hold it confidential and (c) as required by law.

SECTION 9.07.00    GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER’S OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES AND RELATED SECURITY OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 9.08.00    SUBMISSION TO JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 9.09.00    WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.10.00    Third Party Beneficiary.

Each of the parties hereto hereby acknowledges that the Buyer intends to assign rights under this Agreement pursuant to the SPV Purchase Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Originators hereby consent to any such assignments. All such assignees, including parties to the SPV Purchase Agreement and the Receivables Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer’s rights and remedies under, this Agreement to the same extent as if they were parties hereto, except to the extent specifically limited under the terms of their assignment.

SECTION 9.11.00    Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12.00    Survival of Termination.

The provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall survive any termination of this Agreement.

SECTION 9.13.00    Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATORS:
UNITED RENTALS (NORTH AMERICA), INC.

By:	/S/ MICHAEL J. NOLAN
Name: Michael J. Nolan Title: Assistant Secretary

UNITED RENTALS NORTHWEST, INC.

By:	/S/ MICHAEL J. NOLAN
Name: Michael J. Nolan Title: Secretary

UNITED RENTALS SOUTHEAST, L.P.

By:	/S/ MICHAEL J. NOLAN
Name: Michael J. Nolan Title: Secretary

UNITED EQUIPMENT RENTALS GULF, L.P.

By:	/S/ MICHAEL J. NOLAN
Name: Michael J. Nolan Title: Secretary

BUYER:
UNITED RENTALS RECEIVABLES LLC I

By:	/S/ ANDREW L. STIDD
Name: Andrew L. Stidd Title: Assistant Secretary

COLLECTION AGENT:
UNITED RENTALS, INC.

By:	/S/ MICHAEL J. NOLAN
Name: Michael J. Nolan Title: Assistant Secretary

ANNEX A

CREDIT AND COLLECTION POLICY

A-1

ANNEX B

LOCK-BOX BANKS

B-1

PURCHASE AND CONTRIBUTION AGREEMENT

Dated as of December 21, 2000

between

UNITED RENTALS (NORTH AMERICA), INC.,
UNITED RENTALS NORTHWEST, INC.,
UNITED RENTALS SOUTHEAST, L.P.,
UNITED EQUIPMENT RENTALS GULF, L.P.

as Originators

UNITED RENTALS, INC.,

as Collection Agent

and

UNITED RENTALS RECEIVABLES LLC I

as Buyer

TABLE OF CONTENTS

ANNEXES

ANNEX A                 Credit and Collection Policy
ANNEX B                 Lock-Box Banks

i